DERIVED INFORMATION [12/01/05]

[$781,600,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$781,600,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials (the “Information”) has been provided by Credit Suisse First Boston LLC (“CSFB”).

The Information contained herein is preliminary and subject to change. The Information does not include all of the information required to be included in the final prospectus relating to the certificates. As such, the Information may not reflect the impact of all structural characteristics of the certificates. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Prospective investors in the certificates should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission (the “Commission”) because they contain important information. Such documents may be obtained without charge at the Commission’s website. Although a registration statement (including the base prospectus) relating to the certificates discussed in this communication has been filed with the Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not yet been filed with the Commission. Prospective purchasers are recommended to review the final prospectus and prospectus supplement relating to the certificates (“Offering Documents”) discussed in this communication.

Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the CSFB trading desk or from the Commission’s website.

There shall not be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse First Boston LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Statistical Collateral Summary – Interest Only Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 12/01/05 cutoff date. The mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the

Mortgage Loans, respectively.

Debt to Income of IO Mortgage Loans

Debt to Income Buckets	Number of Loans	Aggregate Principal Balance as of Cut-off Date		AVG	WA	WA	WA	WA
			% of Aggregate IO Principal Balance as of Cut-off Date	CURRENT BALANCE	GROSS CPN	COMBLTV	FICO	DTI
10.1 – 15.0	5	$1,382,612	0.6	$276,522	6.89	93.3	658	13.0
15.1 – 20.0	11	$2,334,500	1.0	$212,227	7.02	90.8	654	18.4
20.1 – 25.0	25	$6,986,626	3.0	$279,465	6.49	85.2	645	22.9
25.1 – 30.0	35	$8,775,625	3.8	$250,732	6.77	86.5	648	28.2
30.1 – 35.0	89	$23,211,191	10.0	$260,800	6.67	85.9	651	32.9
35.1 – 40.0	132	$37,511,788	16.2	$284,180	6.87	90.0	653	37.9
40.1 – 45.0	208	$59,157,289	25.5	$284,410	6.76	88.7	652	42.8
45.1 – 50.0	300	$85,000,493	36.7	$283,335	6.81	90.9	648	47.9
50.1 – 55.0	27	$6,788,180	2.9	$251,414	6.56	86.4	659	52.1
55.1 – 60.0	2	$489,800	0.2	$244,900	6.75	100.0	616	55.3
Total:	834	$231,638,104	100.0	$277,744	6.78	89.3	650	41.6

Fico Scores of IO Mortgage Loans

Fico Score Buckets	Number of Loans	Aggregate Principal Balance as of Cut-off Date		AVG	WA	WA	WA
			% of Aggregate IO Principal Balance as of Cut-off Date	CURRENT BALANCE	GROSS CPN	COMBLTV	FICO
526 – 550	1	217,500	0.1	217,500	7.29	73.7	531
551 – 575	9	2,586,050	1.1	287,339	6.96	72.3	570
576 – 600	86	22,127,170	9.6	257,293	7.02	85.5	590
601 – 625	184	48,344,164	20.9	262,740	7.02	89.0	612
626 – 650	200	56,152,659	24.2	280,763	6.80	87.9	638
651 – 675	168	45,734,367	19.7	272,228	6.70	90.1	663
676 – 700	84	25,965,404	11.2	309,112	6.53	92.4	686
701 – 725	37	11,575,391	5.0	312,848	6.54	93.2	712
726 – 750	40	11,216,291	4.8	280,407	6.57	94.7	736
751 – 775	16	5,044,509	2.2	315,282	6.31	89.2	758
776 – 800	7	2,311,400	1.0	330,200	6.42	84.9	788
801 >=	2	363,200	0.2	181,600	6.01	100.0	804
Total:	834	231,638,104	100.0	277,744	6.78	89.3	650

Documentation Type of IO Mortgage Loans

Documentation Type	Number of Loans	Aggregate Principal Balance as of Cut-off Date		WA	WA	WA
			% of Aggregate IO Principal Balance as of Cut-off Date	GROSS CPN	COMBLTV	FICO
Full	555	148,043,074	63.9	6.67	89.1	644
Stated	182	54,650,506	23.6	7.07	89.0	662
Limited	97	28,944,524	12.5	6.81	90.6	661
No Doc
Total:	834	231,638,104	100.0	6.78	89.3	650

Product Type of IO Loans*

Product Type	Number of Loans	Aggregate Principal Balance as of Cut-off Date		WA	WA	WA
			% of Aggregate IO Principal Balance as of Cut-off Date	GROSS CPN	COMBLTV	FICO
2/28	694	$193,563,379	83.6	6.78	88.8	648
3/27	69	$16,391,449	7.1	6.81	91.2	652
5/25	59	$18,279,076	7.9	6.66	93.1	670
Fixed	12	$3,404,200	1.5	7.10	83.1	661
Total:	834	$231,638,104	100.0	6.78	89.3	650

* the types are examples, if there is a more detailed description of the IO (i.e. 2/27 60 mo IO balloon 40/30), it would be much appreciated. Thx.